UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ClearOne, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CLEARONE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 3, 2013

The Annual Meeting of Shareholders of ClearOne, Inc., a Utah corporation, will be held at 9:00 a.m., local time, on December 3, 2013, at our corporate offices, 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

The following describes the purpose of the Annual Meeting:

1.	To elect four members of our Board of Directors;

2.	To ratify the appointment of our independent public accountants;

3.	To approve the compensation of our named executive officers;

4.	To approve the frequency of advisory vote on compensation of our named executive officers;

5.	To vote on a proposal not to restore voting rights to certain control shares; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on October 15, 2013 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting and vote in person. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible, whether via the Internet, by telephone, or, by marking, signing, dating, and returning the enclosed proxy in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has previously submitted a proxy. If you need to obtain directions on how to attend the Annual Meeting and vote in person, please contact our corporate offices at (801) 975-7200.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on December 3, 2013. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly accessible website. Our Proxy Statement and Annual Report for the fiscal year ended December 31, 2012 are available on our corporate website and may be accessed at www.clearone.com under “Investor Relations”.

Sincerely,

Narsi Narayanan

Corporate Secretary

Salt Lake City, Utah

November 8, 2013

CLEARONE, INC.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 3, 2013

This Proxy Statement is solicited by and on behalf of the Board of Directors of ClearOne, Inc., a Utah corporation (hereinafter referred to as the “Company,” “ClearOne,” “we,” “us” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on December 3, 2013 at our corporate offices located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, at 9:00 a.m. local time, or at any continuations thereof.

These proxy solicitation materials will be distributed on or about November 8, 2013 to all shareholders entitled to vote at the meeting.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

What is the purpose of this Proxy Statement and accompanying Proxy?

A proxy statement is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own and are entitled to vote. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting. These officers are Zeynep (“Zee”) Hakimoglu and Narasimhan (“Narsi”) Narayanan.

The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect four directors; (ii) ratify the appointment of McGladrey LLP as our independent public accountants for the year ending December 31, 2013; (iii) approve, by non-binding advisory vote, the compensation of our named executive officers; (iv) approve, by non-binding advisory vote, the frequency of advisory vote on compensation of our named executive officers; (v) vote on a proposal not to restore voting rights to certain control shares; and (vi) to transact any such other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”). Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares that you are entitled to vote in their discretion on any other matter properly brought before the Annual Meeting.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of our common stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on October 15, 2013 (the “Record Date”). As of the Record Date, 8,989,153 shares of common stock were issued and outstanding. No other series of stock is outstanding. Holders of the shares of common stock have no preemptive rights. The transfer agent for the common stock is Broadridge.

What is the quorum requirement for the Annual Meeting?

A quorum must be present at the meeting in order for the shareholders to take official action. Under Utah law and our Articles of Incorporation and Bylaws, a quorum will exist if a majority of the total number of shares entitled to vote are present, in person or by proxy. Abstentions and broker non-votes, which are described below, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.

What is a broker non-vote and how is it counted?

Under applicable rules, brokers are permitted to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. However, brokers are not allowed to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required. Similar to abstentions, broker non-votes are not considered votes cast. Broker non-votes will have no effect on the voting of Proposals One through Four that are on the agenda to be presented at the meeting and will not be counted as a vote against Proposal Five.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote on the compensation of named executive officers, the advisory vote on the frequency of advisory vote on the compensation of named executive officers, and the proposal not to restore voting rights to control shares are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Your broker will not be allowed to vote your shares on any of these non-routine matters without your specific instructions. Accordingly, it is particularly important that beneficial owners instruct their brokers on how they wish to vote their shares.

How many votes are needed to approve each Proposal?

On all matters other than Proposal Five and except as provided by Utah law as set forth herein, each holder of common stock will be entitled to one vote for each share of common stock held on the Record Date. Shareholders holding “interested shares” as defined by Utah law are not eligible to vote on Proposal Five, but all shareholders otherwise entitled to vote will have one vote for each share of common stock held on the Record Date on Proposal Five. See “Proposal Five - Proposal Not To Restore Voting Rights to Certain Control Shares.” Assuming that a quorum is present, the votes needed to approve each Proposal are set forth below.

Proposals One Through Four

In the election of directors, shareholders will not be allowed to cumulate their votes. The election of directors will be determined by plurality vote.

The Proposal to ratify the appointment of McGladrey LLP to serve as our independent public accountants for the year ending December 31, 2013 and the Proposal for approval of the compensation of our named executive officers require that the votes cast in favor of the Proposal must exceed the votes cast against the Proposal.

The option that receives the highest number of votes cast by shareholders for the frequency of advisory vote on compensation of our named executive officers will be considered to be the shareholders’ preferred frequency for such advisory vote.

Abstentions and broker non-votes will not affect the outcome of the election of directors, the Proposal to ratify the appointment our independent public accountants, the Proposals for approval of the compensation of our named executive officers or the frequency of advisory vote on compensation of our named executive officers.

Proposal Five

A vote “for” Proposal Five will count in favor of not restoring voting rights to the control shares.

The Proposal not to restore voting rights to certain control shares requires the number of votes cast “for”, along with the number of abstentions and broker non-votes, to total at least a majority of all the votes entitled to be cast, which, solely for purposes of such Proposal Five, excludes any “interested shares.”

Other Matters

Any other matter properly presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of such matter exceeds the number of votes cast in opposition. With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter. We are currently not aware of any other matters to be presented at the Annual Meeting.

What are the Board of Director’s recommendations on the Proposals?

The Board of Directors recommends that shareholders cast their votes on the Proposals as follows:

•	“FOR” all director nominees listed in this Proxy Statement,

•	“FOR” the ratification of the appointment of our independent public accountants,

•	“FOR,” by non-binding advisory vote, the approval of the compensation of our named executive officers,

•	“FOR,” by non-binding advisory vote, the option of once every three years as the preferred frequency of advisory vote on compensation of our named executive officers, and

•	“FOR” the Proposal not to restore voting rights to certain control shares.

What is the effect of an “advisory” vote?

Because your votes with respect to approval of our named executive officer compensation and the frequency of future advisory votes on the approval of our named executive officer compensation are advisory, they will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcomes of the votes into account when considering future executive compensation arrangements of our named executive officers and when determining the frequency of future advisory votes on the approval of named executive officer compensation.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Broadridge, our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of common stock are held in street name by a broker, bank, trust or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of common stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold common stock in your own name, you may give instructions on how to vote your shares of common stock by following the instructions on the proxy card on how to vote over the Internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

By completing and submitting the proxy (whether over the internet, by telephone, or by signing, dating and mailing the accompanying proxy card), the shareholder authorizes Zeynep Hakimoglu, Chairman and Chief Executive Officer, and Narsi Narayanan, Corporate Secretary, as designated on the face of the proxy, to vote all shares for the shareholder. All proxies that are properly completed and submitted will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR the election of each of the nominees set forth in this proxy statement, FOR the ratification of the appointment of our independent public accountants, FOR the approval of compensation of our named executive officers, FOR the option of once every three years as the preferred frequency of advisory vote on compensation of named executive officers and FOR the proposal not to restore voting rights to certain control shares. Votes will be tabulated by Broadridge.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

•	completing, signing and submitting a new proxy with a later date;

•	attending the Annual Meeting and voting in person; or

•	filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing to ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, Attention: Corporate Secretary. If the Common Stock you own is held on your behalf by a broker, bank, trust or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four (4) business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four (4) business days after the final voting results are known. You may access or obtain a copy of these and our other reports filed with the SEC free of charge on our web site at http://www.clearone.com. Also, such Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

How can I view the shareholder list?

A complete list of shareholders of record will be available for viewing during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the costs of the solicitation. The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet. To assist us in our solicitation, we have retained the services of Okapi Partners LLC, a professional proxy solicitation firm. Additionally, our officers, directors and employees may solicit proxies personally or by telephone, email or other forms of electronic or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. We may reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock as of the record date.

How can I obtain a copy of the Annual Report on Form 10-K?

Our 2012 Annual Report on Form 10-K, as amended, has been made available to shareholders with or preceding this proxy statement. The 2012 Annual Report contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Audit and Compliance Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a printed copy of our 2012 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, to each shareholder of record as of the record date that requests a copy in writing. Any such requests should be directed to our Corporate Secretary at our corporate offices set forth in this Proxy Statement.

QUESTIONS AND ANSWERS REGARDING PROPOSAL FIVE

Why are we including “Proposal Five - Proposal Not to Restore Voting Rights to Certain Control Shares” in this Proxy Statement?

Utah law requires us to put Proposal Five to the Company’s disinterested shareholders for a vote. Under Utah law, a person who acquires “control shares” of an issuing public corporation, such as us, may not vote such shares unless such voting rights are restored by at least a majority of all votes entitled to be cast by the disinterested shareholders. For these purposes, “control shares” are shares acquired by a person that, when added to all other shares owned by such person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

Mr. Edward Dallin Bagley, our largest shareholder and only shareholder that owns more than one-fifth of our issued and outstanding common stock, currently owns approximately 30.6% of our outstanding shares of common stock. The purpose of Proposal Five is to vote on whether or not disinterested shareholders approve the restoration of voting rights to the control shares owned by Edward Dallin Bagley which represent one-fifth or more but less than one-third of the voting power of our common stock in the election of its directors. For purposes of Proposal Five, “certain control shares” are only Mr. Bagley’s shares exceeding 20% or more of the shares of the Company’s outstanding shares held by him. Regardless of the outcome of the Proposal Five, Mr. Bagley will still be free to vote his shares up to the 20% threshold.

How do I know if I am a disinterested shareholder entitled to vote on Proposal Five?

Shareholders who do not fall within one of the following categories of persons are entitled to vote on Proposal Five:

•	Mr. Edward Dallin Bagley, as the owner of the control shares at issue or any member of a group with respect to the control shares;

•	Any of our officers; or

•	Any employee of ours who also serves as a director.

How does the Board recommend that shareholders vote on the restoration of voting rights to the control shares owned by Mr. Edward Dallin Bagley?

After careful consideration of the best interests of the Company and all of its shareholders, including a thorough review of Utah law with our legal and other advisors with respect to the control shares held by Mr. Bagley, and consultation with the appropriate executive officers, the Board has determined to recommend for the proposal not to restore voting rights to the control shares held by Mr. Bagley. (Note: a vote “against” Proposal Five will count in favor of restoring voting rights to the control shares held by Mr. Bagley). The factors considered by the Board in reaching this determination are described below in Proposal Five under the section titled “Recommendation by the Board of Directors.”

Since the Board has determined to recommend for the proposal not to restore voting rights to the control shares owned by Mr. Bagley, why are we soliciting proxies from shareholders?

Utah law reserves the decision of whether or not to restore voting rights to the control shares owned by Mr. Bagley to our disinterested shareholders. Our Board has determined to recommend for the proposal not to restore voting rights to the control shares owned by Mr. Bagley, and the Board desires to provide shareholders with the factors reviewed by the Board in providing their recommendation. The Board also believes that it is important that shareholders be assured that the voting process for the Annual Meeting will be handled fairly and properly and in accordance with prevailing laws and regulations. The proxies designated on the proxy card will vote, as directed by you, as designated on the completed, signed and returned proxy card that is not subsequently revoked.

What happens if the Proposal not to restore voting rights to certain shares is approved?

If Proposal Five is approved, Mr. Bagley will not be able to vote his shares exceeding 20% or more of the Company’s outstanding shares, but he will still be able to vote his shares amounting to up to 20% of the Company’s outstanding stock.

What if the Proposal not to restore voting rights to certain control shares is not approved?

If the proposal not to restore voting rights to the control shares owned by Mr. Bagley is not approved, Mr. Bagley will be allowed to vote all common stock held by him, which is currently 30.6% of our outstanding common stock. Mr. Bagley is currently the only shareholder who owns control shares under Utah law, and this vote will not apply to any control shares that may be obtained by other shareholders in the future or control shares that may be obtained by Mr. Bagley in the future that are more than one-third of our outstanding common stock; upon any such acquisition, our shareholders would be entitled to a new, separate vote to restore voting rights to any such additional control share acquisition.

What if I want to vote to restore voting power to the control shares held by Mr. Bagley?

In order for voting rights to be restored to the control shares, the number of votes cast “against” Proposal Five must be at least a majority of all the votes entitled to be cast. Abstentions and broker non-votes are not considered votes cast and will not be counted as votes against Proposal Five.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation and bylaws provide that our Board of Directors shall consist of not less than three (3) nor more than nine (9) members as determined by the Board of Directors or our shareholders from time to time. The Board of Directors fixed the number of directors at four (4) in December 2012. The term of each of our directors expires at the 2013 Annual Meeting. We have nominated all four (4) existing directors for election at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by our Board of Directors. The Board of Directors has no reason to believe any nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN.

Nominees for Director

The following table sets forth certain information regarding our directors and nominees for directors.

Name	Age	Position	Director Since
Zeynep “Zee” Hakimoglu	60	Chairman, Chief Executive Officer, and President	2006
Brad R. Baldwin	58	Director (1)(2)(3)	1988
Larry R. Hendricks	70	Director (1)(2)(3)	2003
Scott M. Huntsman	48	Director (1)(2)(3)	2003

(1)	Member of the Audit and Compliance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Zee Hakimoglu has served as a director of our company since April 2006. Ms. Hakimoglu joined our company in December 2003 with more than 15 years of executive and senior-level, high-tech management experience and was appointed as President and Chief Executive Officer in July 2004 and Chairman of the Board in July 2007. She served in a variety of executive business development, product marketing, engineering and product line management roles prior to joining ClearOne. Ms. Hakimoglu served as Vice President of Product Line Management for Oplink Communications, a publicly traded developer of fiber optic subsystems and components from December 2001 to December 2002; President of OZ Optics USA, a manufacturer of fiber optic test equipment and components from August 2000 to November 2001; and various management positions including Vice President of Wireless Engineering and Vice President of the Wireless Business Unit for Aydin Corp., a telecommunications equipment company, formerly traded on the New York Stock Exchange, from May 1982 until it was acquired in September 1996. She also was Vice President of Business Development for Kaifa Technology from October 1998 to August 2000 and was instrumental in its acquisition by E-Tek Dynamics, then again acquired by JDS Uniphase. Through these acquisitions, she held the role of Deputy General Manager of the Kaifa Technology business unit. She also served as Vice President of Product Line Management for ClearOne from December 2003 to July 2004. Ms. Hakimoglu earned a Bachelor of Science Degree in Physics from California State College, Sonoma, and a Master’s Degree in Physics from Drexel University. In light of Ms. Hakimoglu’s rich experience in the high-tech industry and her unique and extensive understanding of ClearOne’s business, our Board has concluded that Ms. Hakimoglu should continue to serve as a director.

Brad R. Baldwin has served as a director of our company since October 1988, and was appointed “lead independent director” in 2013. Mr. Baldwin is an attorney licensed to practice in Utah. Since April 2009, Mr. Baldwin has served as general counsel to the Wasatch Front Regional Multiple Listing Service (“WFRMLS”). The WFRMLS currently assists over 10,000 brokers, agents and appraisers with their MLS needs and services. Mr. Baldwin is a Director and Vice-Chairman of First Utah Bank, a community bank based in Utah. From April 2001 to April 2009, he served as an attorney and investment real estate specialist with the commercial real estate business with Commerce CRG in Salt Lake City, Utah. From 1988 to 2000, he served as legal counsel and president of Bank One, Utah. He also practiced business, corporate and real estate law for ten years in Salt Lake City. He has a degree in finance from the University of Utah and a law degree from the University of Washington. He has served on the board of many community organizations, including the Salt Lake Area Chamber of Commerce, the Utah Bankers Association, and the Economic Development Corporation of Utah. In light of Mr. Baldwin’s legal background and unique understanding of our business due to his long service on our Board, the Board has concluded that Mr. Baldwin should continue to serve as a director.

Larry R. Hendricks has served as a director of our company since June 2003. Mr. Hendricks is a Certified Public Accountant who retired in December 2002 after serving as Vice President of Finance and General Manager of Daily Foods, Inc., a national meat processing company. Mr. Hendricks has served on the National Advisory Board of Utah State University College of Business since 2006. During his 30-year career in accounting, he served as a self-employed CPA and worked for the international accounting firm Peat Marwick & Mitchell. Mr. Hendricks has served on the boards of eight other organizations, including Tunex International, Habitat for Humanity, Daily Foods, and Skin Care International. He earned a Bachelor’s Degree in Accounting from Utah State University and a Master of Business Administration Degree from the University of Utah. In light of Mr. Hendricks’ background in finance and accounting and his deep understanding of our business after his service on our Board, the Board has concluded Mr. Hendricks should continue to serve as a director.

Scott M. Huntsman has served as a director of our company since June 2003. Mr. Huntsman has served as President of GlobalSim, a technology and simulation company, since February 2003, and as Chief Financial Officer from April 2002 to February 2003. Prior to joining GlobalSim, he spent 11 years on Wall Street as an investment banker, where he focused on mergers, acquisitions, and corporate finance transactions. Mr. Huntsman served at Donaldson, Lufkin and Jenrette Securities Corporation from August 1996 to 2000, when they merged with Credit Suisse First Boston where he served until October 2001. Mr. Huntsman serves as Treasurer, Board Member and Member of the Executive Committee for Ballet West, as well as a Board Member of the Utah Community Foundation and the Gifted Music School. Mr. Huntsman earned a Bachelor’s Degree from Columbia University and a Master of Business Administration Degree from The Wharton School at the University of Pennsylvania. He also studied at the London School of Economics as a Kohn Fellowship recipient. In light of Mr. Huntsman’s background in finance and particularly in the areas of mergers and acquisitions and corporate finance, and in view of his experience as a leader of a technology company, the Board has concluded Mr. Huntsman should continue to serve as a director.

Security holders who would like to send communications to any director or the entire Board may do so by submitting such communications to ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, Attention: Investor Relations or investor_relations@clearone.com. The communications will then be forwarded to the appropriate director or the entire Board. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission and a description of the matter that is the subject of the communication.

CORPORATE GOVERNANCE

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Baldwin, Hendricks, and Huntsman are independent directors, as “independence” is defined by the listing standards of NASDAQ, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our Board of Directors has an Audit and Compliance Committee, a Compensation Committee, and a Nominating Committee, each consisting entirely of independent directors.

Our Board of Directors has adopted charters for the Audit and Compliance, Compensation and Nominating Committees describing the authority and responsibilities delegated to each committee by the Board. We post on our website at www.clearone.com the charters of our Audit and Compliance, Compensation and Nominating Committees, our Code of Ethics, and any amendments or waivers thereto and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any shareholder requesting a copy in writing from our Corporate Secretary at our corporate offices located at the address set forth in this Proxy Statement.

Board Leadership Structure; Lead Independent Director

The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate Chairman and Chief Executive Officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of the Board. The Board believes our current management structure, with Zeynep Hakimoglu serving as Chairman and Chief Executive Officer, is the optimal structure for us at this time. Ms. Hakimoglu possesses detailed and in-depth knowledge of the operational issues, opportunities and challenges facing the Company and its business, and also has a keen understanding of and ability to grasp our strategic position and opportunities. Given Ms. Hakimoglu’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hakimoglu is best positioned to identify strategic priorities, develop agendas that the Board’s time and attention should be focused on as the most critical matters, and to lead the discussion and execution of strategy.

The Chief Executive Officer and the independent directors have different perspectives and roles in strategy development. The Chief Executive Officer brings Company-specific experience and expertise, while the Company’s independent directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes its independent directors provide effective oversight of management, and that the combined role of Chief Executive Officer and Chairman promotes the development and execution of strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with a Board whose majority of directors are independent, provides the appropriate balance between independent oversight of management and the development of strategy.

Our independent directors have selected Mr. Brad Baldwin to serve as the Board of Directors’ lead independent director. The lead independent director chairs all meetings of the non-employee and independent directors of the Board of Directors, including executive sessions. Interested parties who would like to contact Mr. Baldwin, or the non-employee or independent directors, on a confidential basis, may do so by mailing a written communication to Lead Independent Director, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Board Role in Risk Oversight

The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team. The Board of Directors is generally responsible for risk oversight, and the Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of risk assessment and risk management. In addition, the other Board committees are also tasked with specific risk oversight functions pursuant to the terms of the committee charters or applicable NASDAQ rules. The Board as a whole and the various standing committees, in performing their respective risk oversight functions, have access to our company’s management team and external advisors, as necessary, and receive periodic presentations and reports from management, and incidental reports as matters arise with respect to strategic, operational, financial, legal or other risks and the plans management has to control such risks.

Committees of the Board of Directors

Audit and Compliance Committee. The Audit and Compliance Committee meets to review and discuss our accounting practices and procedures with management and independent public accountants and to review our quarterly and annual financial statements. The Audit and Compliance Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit and Compliance Committee’s primary duties include reviewing the scope and adequacy of our internal accounting and financial controls; reviewing the independence of our independent registered public accounting firm; approving the scope of our independent registered public accounting firm’s audit activities; approving the fees of our independent registered public accounting firm; approving any non-audit related services; reviewing the audit results; reviewing the objectivity and effectiveness of our internal audit function; and reviewing our financial reporting activities and the application of accounting standards and principles.

The members of the Audit and Compliance Committee are Scott M. Huntsman (Chairman), Brad R. Baldwin, and Larry R. Hendricks. Each member of the Audit and Compliance Committee, in addition to being independent under the standards of NASDAQ, is independent under the standards of the Securities and Exchange Commission’s rules and regulations pertaining to listed company audit committees. The Board of Directors has determined that Scott M. Huntsman is an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee. The Compensation Committee is responsible for overseeing, reviewing, and approving our executive compensation and benefit programs and administers the Company’s equity incentive plans for employees. Under its charter, the Compensation Committee may delegate authority to subcommittees of the Compensation Committee or to executive officers of the Company, particularly the President and CEO with respect to compensation determinations for persons who are not executive officers of the Company. The members of the Compensation Committee are Brad R. Baldwin (Chairman), Larry R. Hendricks and Scott M. Huntsman.

Our compensation objectives for executive officers are as follows:

•	to attract and retain highly qualified individuals capable of making significant contributions to the long-term success of our company;

•	to use incentive compensation to reinforce strategic performance objectives;

•	to align the interest of our executives with the interests of our shareholders such that the risks and rewards of strategic decisions are shared; and

•	to reflect the value of each officer’s position in the marketplace and within our company.

Policies and Practices Related to ClearOne’s Compensation Program. We strive to create an overall compensation package for each executive officer that satisfies the aforementioned objectives, recognizing that certain elements of compensation are better suited to reflect different compensation objectives. For example, as base salaries are the only element of compensation that are fixed in amount in advance of the year in which the compensation will be earned, the Compensation Committee believes that it is most appropriate to determine base salaries with a focus on the market practices for similarly situated officers at comparable companies as adjusted to reflect the individual officer’s performance during the preceding year. In contrast, cash bonuses and long-term incentives are better able to reflect our company’s performance as measured by financial metrics and are well-suited to motivate officers to achieve specific performance goals that the Compensation Committee has determined are in the best interests of our company. Equity grants are also well-suited to drive long-term performance and align management’s interests with those of shareholders. The Compensation Committee believes that as an officer’s responsibility increases, so does his or her ability to influence the performance of our company and accordingly, the proportion of his or her compensation that consists of his or her salary and cash bonus should decrease while the proportion of equity incentives to total compensation should increase.

Comparable Companies. In making compensation decisions, including assessing the competitiveness of the total compensation structure for each named executive officer, the Compensation Committee considers compensation survey data from companies that the Compensation Committee has selected as comparable companies, namely comparable in terms of size and location. The Compensation Committee periodically reviews the companies that are included as comparable companies and makes revisions to the group as appropriate. The Compensation Committee reviews surveys and relevant articles on executive compensation practices and receives an annual report from Equilar, Inc. on CEO pay strategies and trends for publicly traded small cap companies. The Compensation Committee also reviews executive compensation information for several Utah based publicly-traded companies having revenues similar to those of the Company. The Compensation Committee has reviewed this compensation data to ensure the company’s compensation of our executives is reasonable.

Equity Grant Practices. The Compensation Committee recognizes the importance of equity ownership in the alignment of shareholder and management interests. The exercise price of each stock option awarded to our executive officers under our incentive compensation programs is equal to the closing price of our common stock on the date of grant, which is the date when the Compensation Committee acts to approve equity awards for senior executives. Performance-based equity awards are also granted to our named executive officers at this time.

The Compensation Committee establishes the criteria, and directs the implementation, of all compensation program elements for the executive officers. Generally, the base salary for each named executive officer is set at the beginning of each fiscal year by our Board of Directors after review of the recommendation of the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s appraisal of other executive officers’ general performance and looks especially to performance against predetermined goals before making its recommendation to the Board of Directors. In the past, the Compensation Committee has authorized the Chief Executive Officer to recruit executive officers and offer initial base salaries. The Chief Executive Officer recommends for the Compensation Committee’s approval the stock option grants and compensation related to achievement of non-quantitative goals under non-equity based incentive plans for other executive officers. The Compensation Committee did not employ any compensation consultants during the year ended December 31, 2012.

Nominating Committee. The Nominating Committee is responsible for overseeing the nomination of our directors. The Nominating Committee selects, evaluates, and recommends to the full Board of Directors qualified candidates for election to the Board of Directors. The members of the Nominating Committee are Larry R. Hendricks (Chairman), Brad R. Baldwin, and Scott M. Huntsman.

The Board of Directors will consider recommendations by shareholders for director nominees if the names of those nominees and relevant biographical information are submitted in writing to our company’s Corporate Secretary in the manner described for shareholder nominations below under the heading “Deadline for Receipt of Shareholder Proposals.” The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills and expertise to oversee the Company’s business. All director nominations, whether submitted by a shareholder, the Nominating Committee, or the Board of Directors, will be evaluated in the same manner. The current nominees for director were recommended by the Nominating Committee and nominated by the Board of Directors, including the independent members thereof.

Board and Committee Meetings

Our Board of Directors held a total of 15 meetings in 2012. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member. Although we currently have no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders, we encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of shareholders. All members of our Board of Directors attended the 2012 Annual Meeting of Shareholders.

In 2012, the Audit and Compliance Committee held five meetings, the Compensation Committee held four meetings, and the Nominating Committee held one meeting.

Code of Ethics

The Board of Directors adopted a code of ethics that applies to our Board of Directors, executive officers, and employees. The Company’s Code of Ethics is posted on our website at www.clearone.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership on Form 3 and reports of changes of ownership of our equity securities on Forms 4 and 5. Officers, directors, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports and amendments to reports furnished to us for the year ended December 31, 2012, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such period, except for the following: Edward Dallin Bagley, a beneficial owner of more than 10% of our common stock, filed two Forms 4 late for one transaction each and another Form 4 late for two transactions; E. Bryan Bagley, a former director, filed one Form 4 late for two transactions; Brad Baldwin, a director, filed one Form 4 late for one transaction; Michael Braithwaite, an officer, filed one Form 4 late for three transactions and another Form 4 late for one transaction; Zee Hakimoglu, a director and an officer, filed two Forms 4 late for one transaction each; Larry Hendricks, a director, filed one Form 4 late for one transaction; and Narsi Narayanan, an officer, filed one Form 4 late for one transaction.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Zee Hakimoglu	60	President, Chief Executive Officer, and Chairman of the Board of Directors
Narsi Narayanan	43	Vice President of Finance and Corporate Secretary
Michael J. Braithwaite	45	Senior Vice President of Technology

For the biography of Ms. Hakimoglu, see “Nominees for Director.”

Narsi Narayanan has served as our Vice President of Finance since July 2009 and has over 19 years of professional experience in the areas of accounting, finance and taxes. Prior to joining our company, he managed the SEC reporting, US GAAP accounting research, Sarbanes-Oxley Act (“SOX”) compliance and other financial reporting functions from August 2007 through February 2009 at Solo Cup Company, a publicly-reporting international consumer products company. Prior to that, Mr. Narayanan managed the accounting and finance functions, including SEC Reporting, SOX compliance and US GAAP accounting research, from June 2004 through August 2007 at eCollege.com, a leading technology company serving private educational institutions, which was also a publicly-reporting company before being acquired by Pearson Education group. In addition to being a Chartered Accountant, Mr. Narayanan has extensive experience working in public accounting and in various senior finance positions in India with large public companies. He is a Certified Public Accountant with graduate degrees in accounting (M. Acc.) and business (MBA-Finance).

Michael Braithwaite joined us in November 2009 through the acquisition of NetStreams, Inc. where he was the co-founder and Chief Technology Officer since 2004. Mr. Braithwaite has led a distinguished twenty-plus-year career as a visionary, disruptive innovator, and proven leader in the professional audio and consumer electronics industries. He has authored more than twenty U.S. and International patents. Before NetStreams, Inc., Mr. Braithwaite was a product and market manager for Crestron Electronics where he worked on highly successful audio and video distribution products. He currently serves on the AVnu (AVB) marketing and technical committees.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid or earned by each named executive officer for the years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Zee Hakimoglu - Chairman of the Board, Chief Executive Officer and President
Year ended December 31, 2012	$236,667	$51,765	$59,246	$—	$347,678
Year ended December 31, 2011	230,000	29,436	93,953	—	353,389

Narsi Narayanan - Vice President of Finance and Corporate Secretary
Year ended December 31, 2012	$141,667	$41,412	$31,864	$—	$214,943
Year ended December 31, 2011	135,000	29,436	52,090	—	216,526

Michael Braithwaite - Chief Strategy Officer
Year ended December 31, 2012	$160,000	$41,412	$21,864	$6,547	$229,823
Year ended December 31, 2011	155,000	29,436	59,539	2,200	246,175

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in the valuation of our option awards and the material terms of option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements contained in our Form 10-K.
(2)	Non-Equity Incentive Plan Compensation is based upon the achievement of pre-determined quarterly goals, namely, financial goals comprising of revenue, gross margin, operating income and meeting reporting deadlines, and non-quantitative performance goals. While all financial goals are similar for Ms. Hakimoglu and Mr. Narayanan, Mr.Braithwaite’s financial goals consisted only of revenue, gross margin and operating income goals. Non-quantitative goals varied for each executive officer. Examples of non-quantitative goals include introduction of a new product, identification of a new distribution opportunity, implementing internal controls, and improving product quality. The Chief Executive Officer recommends to the Compensation Committee the compensation for achievement or partial achievement of any such predetermined goal. Compensation under the non-equity incentive plan is calculated by assigning 70% weight to financial goals (with each goal having equal share for each officer’s goals) and 30% to non-quantitative goals. Of the amounts included above, Ms. Hakimoglu’s compensation for the year ended December 31, 2012 included $19,809 for achieving financial goals and $39,437 for achieving non-quantitative goals, and for the year ended December 31, 2011 included $64,628 for achieving financial goals and $29,325 for achieving non-quantitative goals. Mr. Narayanan’s compensation for the year ended December 31, 2012 included $11,778 for achieving financial goals and $20,086 for achieving non-quantitative goals, and for the year ended December 31, 2011 included $37,934 for achieving financial goals and $14,156 for achieving non-quantitative goals. Mr. Braithwaite’s compensation for the year ended December 31, 2012 included $6,323 for achieving financial goals and $15,541 for achieving non-quantitative goals, and for the year ended December 31, 2011 included $43,554 for achieving financial goals and $15,985 for achieving non-quantitative goals.
(3)	The amounts in the “All Other Compensation” column reflect the value of honorarium paid under a patenting process program for Mr. Braithwaite.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options by the named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Grant Date	Option Expiration Date
Zee Hakimoglu	50,000	—	$6.40	03/24/04	03/24/14
	100,000	—	5.55	07/26/04	07/26/14
	150,000	—	3.65	09/18/06	09/18/16
	150,000	—	6.15	08/14/07	08/14/17
	50,000	—	4.03	11/14/08	11/14/18
	8,611	1,389	3.00	05/26/10	05/26/20
	4,444	5,556	5.48	08/05/11	08/05/21
	—	25,000	3.92	05/11/12	05/11/22
Narsi Narayanan	30,000	—	2.78	08/27/09	08/27/19
	8,611	1,389	3.00	05/26/10	05/26/20
	4,444	5,556	5.48	08/05/11	08/05/21
	—	20,000	3.92	05/11/12	05/11/22
Michael Braithwaite	29,800	—	2.65	11/30/09	11/30/19
	8,611	1,389	3.00	05/26/10	05/26/20
	4,444	5,556	5.48	08/05/11	08/05/21
	—	20,000	3.92	05/11/12	05/11/22

(1)	Unvested options vest monthly over a three year period beginning on the date of grant.

OPTION EXERCISES

The following table provides information on the exercise of stock options by named executive officers during the year ended December 31, 2012.

Name	Number of shares acquired on exercise	Value realized on exercise (1)
Michael Braithwaite	200	$404

(1)	Value realized on exercise is the excess of market price of underlying shares on the date of exercise over exercise price for the options.

Potential Payments Upon Termination or Change in Control

Employment Agreements. As of the year ended December 31, 2012, none of our named executive officers was party to an employment or severance agreement with us, and each named executive officer’s employment was on an “at-will” basis, permitting either us or the executive to terminate his or her employment for any reason or for no reason.

Accelerated Stock Option Vesting Upon a Change in Control. For certain option grants to executive officers and directors, in the event of a change in control, all of such optionee’s unvested stock options will vest and become exercisable immediately prior to the event or the closing of the transaction causing the change in control.

Under the option grants, a “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less, such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Except as otherwise set forth in an option grant, in the event of a change in control of our company, the Board of Directors has the sole authority to elect that the vesting of each outstanding option automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for all of the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock.

At our current stock price of about $9.30, all our named executive officers would benefit from any potential accelerated vesting of unvested stock options.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by us to non-employee directors for the year ended December 31, 2012. Ms. Hakimoglu did not receive additional compensation for her service as a director.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)(4)	Total
Brad R. Baldwin	$24,000	$—	$24,000
Larry R. Hendricks	24,000	—	24,000
Scott M. Huntsman	24,000	—	24,000
E. Bryan Bagley (4)	22,000	—	22,000

(1)	The base annual director’s fee for the year ended December 31, 2012 was $24,000.
(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in the valuation of our option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements contained in our Form 10-K.
(3)	As of the December 31, 2012, each non-employee director had outstanding options to purchase the following number of company shares of common stock: Mr. Baldwin, 63,000; Mr. Hendricks, 63,000; and Mr. Huntsman, 63,000.
(4)	Mr. E. Bryan Bagley resigned from the Board of Directors effective November 6, 2012.

All non-employee directors are paid a fixed fee at the rate of $2,000 per month and receive the same option grants. No options were granted to directors in 2012. The fee is not dependent on the number of meetings attended by any directors. Directors are not paid additional compensation for chairing a committee. Directors may be reimbursed by us for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions between us and any of our directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our company and shareholders. Therefore, as a general matter and in accordance with our Code of Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of our company. Under the terms of its charter, our Audit and Compliance Committee reviews and, if appropriate, approves or ratifies any such transactions. Pursuant to the charter, the Audit and Compliance Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders, as the Committee determines in good faith.

Related Party Transactions: Indemnification of Former Officers and Directors.

In July 2007 and January 2008, the U.S. Attorney for the District of Utah indicted two of our former officers, Frances Flood (“Flood”) and Susie Strohm (“Strohm”), for allegedly causing us to issue materially misstated financial statements for our 2001 and 2002 fiscal years and for perjury in connection with the investigation by the SEC into the alleged misstatements. In December 2003, we entered into indemnification agreements with each former officer, requiring payment of all reasonable attorneys’ fees and costs incurred in defending against the charges in certain circumstances consistent with and subject to limitations imposed by our Bylaws and applicable law. To date, we have paid approximately $3,390,000 in attorneys’ fees and costs to defend against the charges. In February 2009, Flood was convicted on nine counts and Strohm was convicted on one count. In June 2010, Flood was sentenced to four years in prison and three years of probation and Strohm was sentenced to two years of probation plus 150 hours of community service. In April 2011, the Tenth Circuit Court of Appeals in Denver affirmed Flood’s conviction, but has allowed her to assert in a collateral proceeding her claim that she received ineffective assistance of counsel. In November 2011, the Tenth Circuit affirmed Strohm’s perjury conviction as well.

Flood: In August 2008, Flood filed a lawsuit in Federal District Court for the District of Utah, seeking to compel us to pay her attorneys’ fees and costs to defend against the criminal charges. The District Court issued a preliminary injunction in January 2009 requiring us to pay Flood’s criminal legal fees and costs through trial. Pursuant to the Court’s order, ClearOne paid approximately $373,000 to Flood’s attorneys and approximately $248,000 into the Court’s escrow. In July 2009, ClearOne asserted counterclaims against Flood and sought to recover $3,390,000 plus interest, costs and attorneys’ fees.

The Tenth Circuit Court of Appeals issued a ruling in August 2010 vacating the District Court’s preliminary injunction on the grounds that it rested on a legally erroneous interpretation of Flood’s Employment Separation Agreement. ClearOne filed a motion in the United States District Court for the District of Utah seeking a return of the monies paid by ClearOne pursuant to the Court’s order. The District Court granted ClearOne’s motion in January 2012 for return of the $248,000 held in the Court’s escrow, but denied ClearOne’s motion with respect to the $373,000 paid to Flood’s attorneys.

We filed a motion for summary judgment in August 2012 seeking dismissal of Flood’s claims and judgment on our own claims against Flood. On or about March 1, 2013, Flood filed for bankruptcy in the U.S. Bankruptcy Court for the Eastern District of Virginia and sought to discharge any monetary obligation to us and to preserve her claim against us after bankruptcy. On March 19, 2013, the U.S. District Court for the District of Utah issued an order staying the case in view of the bankruptcy filing.

Strohm: Strohm and her counsel (“Dorsey”) filed a lawsuit in August 2008 in the Third Judicial District Court in Salt Lake City, Utah seeking to compel us to pay Strohm’s attorneys’ fees and costs to defend her against the criminal charges, plus interest, and for attorneys’ fees in connection with the civil action. ClearOne asserted counterclaims against Strohm in August 2009 seeking to recover $3,296,000 plus interest, costs and attorneys’ fees.

The District Court entered Judgment against ClearOne in June 2011 for $973,000 in fees and expenses in the criminal case, plus $362,000 in interest at 18% through February 1, 2011, which amounts were paid by ClearOne under protest to Dorsey on February 1, 2011. The Judgment also included $865,000 in civil case fees and expenses plus interest. ClearOne has posted a cash bond to cover the civil case fees and interest pending ClearOne’s appeal. ClearOne, as well as Dorsey, appealed against the Judgment.

The Utah Supreme Court heard oral arguments in September 2012. On April 9, 2013, the Utah Supreme Court issued its Opinion declaring that Strohm’s attorney, Dorsey, was not entitled to recover any attorneys’ fees or expenses in connection with its civil action against ClearOne but that Dorsey was entitled to recover post-verdict criminal fees incurred in connection with Strohm’s sentencing and appeal. On April 23, 2013, Dorsey filed a petition for rehearing with the Utah Supreme Court seeking to recover its attorneys’ fees and expenses incurred in obtaining court-ordered indemnification for Strohm. Dorsey further requested that the Court reverse its public policy ruling that Dorsey is not entitled to attorneys’ fees and expenses in connection with its civil action against ClearOne. In early August 2013, the Utah Supreme Court denied Dorsey’s petitions for rehearing.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors is comprised of three directors, all of whom are independent as defined in the NASDAQ and SEC rules and regulations. The members of the Audit and Compliance Committee are Scott M. Huntsman, Brad R. Baldwin, and Larry R. Hendricks. Scott M. Huntsman is the Board of Directors’ designated “audit committee financial expert” as that term is defined in the securities laws.

We are responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit and Compliance Committee reviews these processes on behalf of the Board of Directors. The Audit and Compliance Committee has reviewed and discussed with management and our independent registered public accounting firm the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012.

Additionally, the Audit and Compliance Committee has discussed with the principal accountants the auditors’ independence from management and our company, including the matters in the written disclosure and the letter received from the principal accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence discussions with audit committees and considered the compatibility of non-audit services with the accountants’ independence. The Audit and Compliance Committee also discussed with the principal accountants any matters required to be discussed by PCAOB AU Section No. 380, as currently in effect.

In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 25, 2013.

Respectfully submitted by the members of the Audit and Compliance Committee.

Scott M. Huntsman (Chair)

Brad R. Baldwin

Larry R. Hendricks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of October 18, 2013, except as otherwise stated, by (i) each director and nominee for director, (ii) the named executive officers, (iii) all of our named executive officers and directors as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner (1)	Shares Beneficially Owned
	Actually Owned (2)	Actually Owned Percent (2)	Shares that could be acquired within 60 days (2)	Total (2)	Percent (2)
	(A)	(B)	(C)	(D)	(E)
Directors and Executive Officers:
Zee Hakimoglu	77,376	0.9%	530,971	608,347	6.2%
Brad Baldwin (3)	126,166	1.4%	61,888	188,054	1.9%
Larry Hendricks	22,200	0.2%	43,888	66,088	0.7%
Scott Huntsman	36,500	0.4%	61,888	98,388	1.0%
Narsi Narayanan	—	—%	58,332	58,332	0.6%
Michael Braithwaite	12,518	0.1%	2,500	15,018	0.2%

All directors and executive officers as a group (6 persons)	274,760	3.1%	759,467	1,034,227	10.5%

5% Shareholders:
Edward Dallin Bagley (4)	2,752,681	30.6%	834	2,753,515	27.9%
Royce & Associates Inc. (5)	694,284	7.7%	0	694,284	7.0%

1.	Except as otherwise indicated, each person named in the table has sole voting and investment power, subject to the Utah Control Shares Acquisition Act, with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached at our corporate offices c/o ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.
2.	The percentages shown in Column (B) are calculated based on 8,983,501 shares of common stock outstanding on October 18, 2013. The numbers shown in Column (D) and percentages shown in Column (E) include the shares of common stock actually owned as of October 18, 2013 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that each identified person or group had the right to acquire within 60 days of October 18, 2013 upon the exercise of options shown in Column (C) are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by the persons or groups listed above.
3.	Includes 88,166 shares held in the Baldwin Family Trust; 27,500 owned jointly with his spouse; 10,000 shares owned directly, which are held in an IRA under the name of Mr. Baldwin.
4.	Amounts for Mr. Edward D. Bagley include 126,166 shares held by Mr. Edward D. Bagley’s spouse. Except as provided by Utah law, Mr. Edward D. Bagley has sole voting and dispositive power over 2,626,515 shares (including the shares that may be acquired pursuant to the exercise of stock options) and shared voting and dispositive power over the 126,166 shares held by Mr. Edward D. Bagley’s spouse. This information is based solely upon a Schedule 13D/A, as filed by Mr. Edward D. Bagley with the SEC on March 14, 2013. E. Bryan Bagley, who resigned as director effective November 6, 2012 is the son of Edward D. Bagley. The amounts for Mr. Edward D. Bagley do not include any shares held by E. Bryan Bagley.
5.	Represents 694,284 shares of our common stock beneficially owned by Royce & Associates, Inc. in its capacity as investment advisor on behalf of its clients. Royce & Associates, Inc. has sole voting and dispositive power over all of such shares. The address of Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, NY 10019. This information is based upon a Schedule 13G/A, as filed and amended with the SEC as of January 7, 2013.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S

INDEPENDENT PUBLIC ACCOUNTANTS

We retained McGladrey LLP as our auditor and independent certified public accountants for the year ended December 31, 2012. The Board of Directors of the Company has approved the appointment of McGladrey LLP as our auditor and independent certified public accountants for the year ending December 31, 2013. The ratification of selection of our auditors for the current year ending on December 31, 2013 is being submitted to the shareholders for their consideration.

We previously retained Jones Simkins, P.C. (“Jones Simkins”) as our auditor and independent registered public accountants for the years ended December 31, 2011 and December 31, 2010. On July 23, 2012, we replaced Jones Simkins as our independent registered public accountants with McGladrey LLP. The decision to replace Jones Simkins was approved by the Audit and Compliance Committee of the Board of Directors.

Jones Simkins’ reports on the Company’s consolidated financial statements for the years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, there were no disagreements between the Company and Jones Simkins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Jones Simkins’ satisfaction, would have caused Jones Simkins to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through July 23, 2012.

During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, neither the Company nor anyone acting on its behalf consulted McGladrey LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

It is anticipated that a representative of McGladrey LLP will attend the meeting and will be available to respond to questions. It is not anticipated that the representative will make any statement or presentation, although the representative will have an opportunity to do so if he or she desires.

Principle Accountant Fees and Services

The following table presents aggregate fees billed by the principal accountants to our company:

	Year ended December 31,
	2012	2011
Audit Fees 1	$179,466	$191,632
Audit-related Fees	—	—
Tax fees 2	46,479	41,629
All other fees 3	—	—

Total	$225,945	$233,261

(1)	Represents fees billed for professional services rendered for the audit and reviews of our financial statements filed with the SEC on Forms 10-K and 10-Q.

(2)	Represents fees billed for tax filing, preparation, and tax advisory services.
(3)	Represents fees billed for all other non-audit services, such as consulting on potential acquisitions or dispositions.

Pre-Approval Policies and Procedures

The Audit and Compliance Committee ensures that we engage our independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of our public accountants. The Audit and Compliance Committee approves or pre-approves all services provided by our public accountants. Permitted services include audit and audit-related services, tax services and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our external public accountants, whether identified in statute or determined to be incompatible with the role of an independent auditor. All fees identified in the preceding table were approved by the Audit and Compliance Committee. During 2012, the Audit and Compliance Committee reviewed all non-audit services provided by our independent registered public accounting firm and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL THREE

APPROVAL, BY NON-BINDING, ADVISORY VOTE, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the disclosure rules of the SEC.

As described in detail under the headings “Compensation Committee” and “Executive Compensation,” our executive compensation programs are designed to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with our long-term interests and those of our shareholders. Please read the discussion under the headings “Compensation Committee” beginning on page 10 and “Executive Compensation” beginning on page 14 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking shareholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as “say on pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote FOR this proposal on their proxy card.

The say on pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate what, if any, actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to approve the following advisory resolution at the 2013 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

RECOMMENDATION, BY NON-BINDING, ADVISORY VOTE, ON THE

FREQUENCY OF NON-BINDING, ADVISORY VOTE ON COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory say-on-pay votes on the compensation of our named executive officers. In particular, we are asking our shareholders to indicate, on a non-binding, advisory basis, whether they would prefer an advisory say-on-pay vote on the compensation of our named executive officers to occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore, our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preference on the frequency of an advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of :

A.	One year,

B.	Two years,

C.	Three years, or

D.	Abstain from voting.

The option that receives the highest number of votes cast by shareholders will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers. Because the vote is advisory, however, it will not be binding on the Board of Directors, the Compensation Committee or the Company. The Board of Directors may decide, in its sole discretion, that it is in the best interests of the Company and its shareholders to hold an advisory say on pay vote on the compensation of our named executive officers more or less frequently than the option receiving the most votes cast by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR HOLDING A NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS’ COMPENSATION.

PROPOSAL FIVE

PROPOSAL NOT TO RESTORE VOTING RIGHTS TO CERTAIN CONTROL SHARES

Utah Control Shares Acquisitions Act

Under Utah law, “Control Shares” have no vote unless approved by disinterested shareholders

We are subject to the Utah Control Shares Acquisitions Act, Utah Code Ann. § 61-6-1 et seq., (the “Control Share Provisions”). Under the Control Share Provisions, an acquisition of the power to vote shares of an issuing public corporation which allows for the exercise of voting power within certain ranges causes those shares to lose their voting rights. Specifically, an acquiring person who engages in a control share acquisition of an issuing public corporation, such as the Company, may not exercise voting rights on any “control shares” unless such voting rights are restored by a majority of all votes entitled to be cast by the disinterested shareholders of the issuing public corporation.

Shares amounting to 20% or greater ownership in the Company are “control shares”

Under the Control Share Provisions, “control shares” mean shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise or direct the exercise of voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more. Any shares below the one-fifth threshold are expressly not “control shares” and may continue to be voted by the holder of such shares.

“Control shares” votes may be restored at a special or annual meeting

The acquiring person may require the corporation to hold a special shareholder’s meeting to consider whether voting rights should be granted to the control shares. To require a special meeting, the acquiring person must: (a) file an acquiring person statement with certain required information with the corporation, including that the acquiring person statement is given pursuant to the Control Share Provisions; and (b) agree to pay the special meeting expenses. After receiving such request, the Control Share Provisions state that the directors shall call a special meeting of shareholders within a certain time as set forth in the Control Share Provisions, for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The Control Share Provisions further provide that if no such request is made, the voting rights to be accorded the shares acquired in the control shares acquisition shall be presented to the next special or annual meeting of shareholders.

“Interested shares” may not vote to restore voting power to control shares

Under the Control Share Provisions, “interested shares” are not eligible to vote on a proposal to consider the restoration of such shares’ voting rights. “Interested shares” are defined in the Control Share Provisions as the shares as to which any of the following persons may exercise or direct the exercise of the voting power of the corporation, on or after the applicable record date, in the election of directors:

•	Any acquiring person or member of a group with respect to a control share acquisition;

•	Any officer of the issuing public corporation; or

•	Any employee of the issuing public corporation who is also a director of the corporation.

The foregoing summary does not purport to be a complete statement of the provisions of the Utah Control Shares Acquisitions Act and is qualified in its entirety by reference to the Utah Control Shares Acquisitions Act. The captions are for the reader’s convenience and are not part of the Utah Control Share Provisions.

Control Shares Held by the Acquiring Person, Edward D. Bagley

The acquisition of the Control Shares by Mr. Bagley

Based on an amended Schedule 13D filing with the SEC on May 29, 2009, Edward Dallin Bagley, our largest shareholder and only shareholder to own more than one-fifth of our issued and outstanding common stock, first reported beneficial ownership of 2,167,930 shares of our common stock, or approximately 24.2%, as of December 8, 2008. The shares he acquired that required him to file a Schedule 13D were reported as acquired pursuant to a stock purchase plan whereby a broker was engaged to purchase our common stock under certain parameters. Since then, Mr. Bagley has continued to increase his ownership stake in ClearOne, including through similar stock purchase plans, to a total of 2,752,681 shares of our common stock, or approximately 29.94% (at that time), as disclosed in a Schedule 13D/A filed by Mr. Bagley on March 14, 2013. All such shares exceeding one-fifth or more of the voting power of our common stock are “control shares” under the Utah Control Share Provisions (the “Control Shares”). Such Control Shares have automatically lost their voting rights by operation of the Control Share Provisions unless and until our disinterested shareholders vote to restore voting rights to the Control Shares in accordance with the Control Share Provisions. The Control Shares acquired by Mr. Bagley represented approximately 30.6% of our outstanding common stock as of October 15, 2013, the record date for the Annual Meeting. Mr. Bagley’s shares up to the 20% threshold still have their voting rights, may be voted by Mr. Bagley, and will be unaffected by Proposal Five.

Mr. Bagley has not requested a special meeting to restore voting rights to his Control Shares

Although permitted under Utah law, no acquiring person statement or request for special meeting to vote on the restoration of voting rights to the Control Shares was filed by Mr. Bagley with us at the time of his crossing the one-fifth ownership threshold at that time or since then.

The Company is required to put the Control Shares issue to a vote of disinterested shareholders

After Mr. Bagley acquired his Control Shares, under Utah law such shares automatically lost their voting rights. We did not include a proposal for shareholders to consider whether or not to restore voting power to Mr. Bagley’s Control Shares on our previous annual meeting proxy statements following his crossing the one-fifth ownership threshold because we were not previously aware of the Control Share Provisions. Following Mr. Bagley’s filing of his amended Schedule 13D on March 14, 2013, after reviewing Mr. Bagley’s shareholdings, we became aware of the requirements of the Control Share Provisions and we reviewed whether Mr. Bagley’s Control Shares had ever been subject to a vote under the Control Share Provisions. We thus became aware of the requirements of the Control Share Provisions and the fact that no such vote has occurred. Under Utah law, since the decision of whether or not to restore voting power to the Control Shares belongs to the disinterested shareholders, we are including the proposal on the first annual meeting Proxy Statement after which we became aware of the issue.

If Proposal Five is approved Mr. Bagley will not be able to vote his Control Shares

If this Proposal Five not to restore voting rights to the Control Shares is approved, then Mr. Bagley will not be able to exercise voting rights with respect to his Control Shares, but will still be able to vote his shares amounting to up to 20% of the Company’s outstanding shares. If this Proposal Five not to restore voting rights to the Control Shares is not approved, Mr. Bagley will have full voting rights with respect to all of the shares of the Company’s common stock that he beneficially owns.

All “interested shares” will be excluded from calculation of the vote

Under the Control Share Provisions, “interested shares” are not eligible to vote on this proposal. Solely with respect to the vote on this Proposal Five, all “interested shares” otherwise entitled to vote will be excluded from the calculation of whether or not voting rights are restored to the Control Shares by a majority of the votes entitled to be cast. “Interested shares” include all shares of our common stock held by the following shareholders: (i) Mr. Bagley, as the owner of the Control Shares at issue, or any member of a group with respect to the Control Shares; (ii) all of our officers; and (iii) each employee of ours who also serves as a Director. As of the record date for the Annual Meeting, to our knowledge, there were a total of 2,842,575 shares which were “interested shares” within the meaning of the Control Share Provisions. Affirmative votes “for”, plus abstentions and broker non-votes, totaling at least 3,073,289 shares (which is equal to a majority of (i) the shares outstanding on the record date, less (ii) the “interested shares” outstanding on the record date) are required to approve this Proposal Five. We reserve the right to change these calculations if we determine there are any additional interested shares that should be included.

There are no dissenters’ rights

Shareholders do not have dissenters’ rights with respect to this Proposal Five, and will not have dissenters’ rights in the event the voting rights of the Control Shares are restored.

Recommendation by the Board of Directors

After careful consideration of the best interests of the Company and all of its shareholders, including a thorough review of the Control Share Provisions with our legal and other advisors, and consultation with the appropriate executive officers, the Board has determined to recommend a vote “for” the proposal not to restore voting rights to the Control Shares.

In evaluating the Control Share Provisions and the effect of restoring voting rights to the Control Shares, the Board considered a number of factors, including but not limited to the factors set forth below.

•	NASDAQ Listing Requirements. Under NASDAQ’s Market Place Rules, NASDAQ has broad discretionary authority over the initial and continued listing of securities on NASDAQ to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade and to protect investors and the public interest. NASDAQ used this discretion to initially deny our relisting application in 2007 based on the nature and extent of our relationship with Mr. Edward D. Bagley, an individual with significant regulatory history, briefly summarized below, who was then the Chairman of the Board and owner of approximately 17% of the Company. (Mr. Bagley was involved with the Company from the late 1980s to 2007 and most recently served as a consultant to the Company from 2007-2009.) NASDAQ, in a letter to the Company, requested Mr. Bagley step down as Chairman and resign from the Board, and when the Company initially rejected the request, NASDAQ concluded that based on Mr. Bagley’s significant regulatory history, his ongoing and active involvement in the daily operations of the Company and the fact that he was the Company’s largest shareholder, the Company’s listing on NASDAQ would be contrary to the public interest. After Mr. Bagley agreed to resign from our Board of Directors, the Company was allowed to be relisted on NASDAQ.

•	Mr. Bagley’s Regulatory History. Through our process of applying to relist on the NASDAQ in 2007, we became aware of Mr. Bagley’s regulatory history. NASDAQ informed us that between 1989 and 1992, various regulators, including the SEC, the National Association of Securities Dealers (“NASD”, the predecessor of the Financial Industry Regulatory Authority, or FINRA) and multiple state regulatory authorities, filed or initiated an aggregate of 11 individual and joint complaints or proceedings against Mr. Bagley and Bagley Securities, of which he was a principal and owner. According to correspondence from NASDAQ and publicly available regulatory reports, several of the matters involved manipulative and fraudulent conduct, filing of false documents and failing to comply with regulatory requirements. As a result, Mr. Bagley and Bagley Securities were censured and fined multiple times, and Mr. Bagley was finally permanently barred from association with any NASD member in any capacity and Bagley Securities was expelled from NASD membership.

•	Mr. Bagley’s Statement in his Schedule 13D/A Filings with the SEC. In Mr. Bagley’s amended Schedule 13D filed with the SEC on September 2, 2010, Mr. Bagley disclosed that, depending on various factors, he might propose an action listed in Schedule 13D such as changing the board of directors or influencing the Company’s structure, business and potential corporate transactions . In Mr. Bagley’s amended Schedule 13D filed with the SEC on March 14, 2013 reporting his holdings with and intentions towards the Company, Mr. Bagley stated, among other things, “At this time, Mr. Bagley does not intend to support the reelection of the current board of directors.” Mr. Bagley has thus expressed his intentions to potentially influence the composition of the Company’s Board of Directors and its policies, operations and strategies.

•	Influence over Corporate Matters. If the voting rights to the Control Shares are restored by the shareholders, Mr. Bagley will have voting power of just less than one third of our outstanding common stock. This substantial voting block could make it possible for Mr. Bagley to more easily achieve a majority vote on issues Mr. Bagley might choose to present to the shareholders at a special meeting called by him. (Ownership of 10% of shares in the Company allows a shareholder to call a special meeting.) In this manner, Mr. Bagley could put forth his own business proposals or block the Board of Directors’ policy and strategic proposals or influence the composition of the Board of Directors, and thus the ultimate business and operations of the Company.

•	Possible Impact on Future Strategic Transactions. Mr. Bagley currently owns slightly more than 30% of the Company’s outstanding common stock, and has stated in his Schedule 13D filings he may further purchase additional shares of common stock. If Mr. Bagley increases his ownership to as much as 33 1/3% or more of the outstanding common stock and is restored voting rights to all such shares, he would have a level of control that would enable him to effectively block certain strategic transactions which, under Utah law, require approval by two-thirds of the outstanding common stock. Even with the current holdings by Mr. Bagley at slightly more than 30% it would be more difficult for the other shareholders to approve such a transaction if Mr. Bagley opposed it. Although no such transaction is pending or contemplated at this time, we cannot predict if or when any such transaction may be contemplated in the future or what Mr. Bagley’s position in relation to such a transaction would be.

•	Significant Beneficial Ownership with no “Control Premium.” Control confers value, and acquiring the Control Shares as Mr. Bagley has without a “control premium” does not, in our view, reflect a proper valuation for control. If voting rights are restored to the Control Shares, Mr. Bagley would have a significant beneficial ownership position without paying a customary “control premium,” although there is no requirement that Mr. Bagley pay such a premium.

•	Effect on Common Stock Trading Volume and Pricing. Mr. Bagley’s acquisitions of Control Shares may cause a reduction in our daily trading volume or adversely affect the price of our common stock that may discourage future purchases by prospective shareholders, both institutional and retail. This effect could be enhanced or diminished, depending on whether Mr. Bagley continues to acquire our common stock.

For all of the reasons stated above, without limitation, the Board of Directors has concluded it is in the best interests of the Company and all of its shareholders to recommend a vote not to restore voting rights to the Control Shares held by Mr. Bagley.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL NOT TO RESTORE THE VOTING RIGHTS OF THE CONTROL SHARES.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder that wishes to present any proposal for shareholder action at our Annual Meeting of Shareholders to be held during calendar year 2014 must notify us at our principal executive offices no later than July 11, 2014 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar year 2014, except in circumstances where (i) we receive notice of the proposed matter no later than September 24, 2014 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other business to be submitted at the meeting. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as our Board of Directors may recommend.

Dated: November 8, 2013

CLEARONE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s) mark “For all except” and write the number(s) of the nominee(s) on the line below:
	☐	☐	☐

1. Election of Directors Nominees 01) Zeynep “Zee” Hakimoglu 02) 02 Brad R. Baldwin 03) Larry R. Hendricks 04) Scott M. Huntsman

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of McGladrey LLP as the Company’s independent public accountants.	☐	☐	☐

3. Approve, by non-binding vote, the compensation of named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. Recommend, by non-binding vote, the frequency of advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends that you vote FOR proposal 5:
		For	Against	Abstain
5. Proposal NOT to restore voting rights to certain Control Shares.		☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated        ☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

CLEARONE, INC.

Proxy for Annual Meeting of Shareholders

December 3, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ClearOne, Inc., a Utah corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 8, 2013, and hereby appoints Zeynep Hakimoglu and Narasimhan (“Narsi”) Narayanan, proxies and attorneys-in-fact, with full power to each of substitution in behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders to be held on December 3, 2013, at 9:00 a.m., MST, at the Company’s corporate offices, 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement or adjournment thereof (or, if only one shall be present and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. In addition to the following proposals, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Address Changes / Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

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